Exhibit 99.1
News Release

M.D.C. HOLDINGS ANNOUNCES THIRD QUARTER 2021 RESULTS AND
QUARTERLY DIVIDEND INCREASE

Net income increased to $146 million driven by home sale revenues growth of 26% and continued gross margin expansion; Quarterly cash dividend increased 25% from the prior quarter to $0.50 per share

DENVER, COLORADO, Thursday, October 28, 2021. M.D.C Holdings, Inc. (NYSE: MDC), one of the nation’s leading homebuilders, announced results for the quarter ended September 30, 2021.

“MDC posted strong results in the third quarter of 2021, as the homebuilding industry continued to thrive,” said Larry Mizel, MDC's Executive Chairman. “Home sale revenues grew 26% year-over-year thanks to double digit percentage increases to both deliveries and average selling price. Home sales gross margin rose 300 basis points year-over-year to 23.5%, as price increases more than offset cost inflation in the quarter. Net income came in at $146 million, or $1.99 per diluted share, representing growth of 48% and 44%, respectively, over the third quarter of 2020.”

Mr. Mizel continued, “We continued to see healthy demand for our homes in the third quarter, as evidenced by our order pace of 4.1 homes per community per month. This was the second highest third quarter order pace for our company in the last 15 years and resulted in an 18% increase in the number of homes in backlog year-over-year. Average selling prices in backlog also trended higher as compared to last year, which should bode well for future margins.”

Mr. Mizel concluded, “MDC is in a great position to close out 2021 with momentum thanks to our sizable backlog, great product profile and excellent capital position. We have laid the foundation for a significant increase in community count next year, with 37% more lots under control at the end of the third quarter than we had at the end of the third quarter of 2020. As a result, we believe the future is bright for MDC.”

“On the heels of our expansion into Boise and Nashville, I am pleased to announce that MDC will soon be selling homes in Austin, Texas and Albuquerque, New Mexico,” said David Mandarich, MDC's President and Chief Executive Officer. “We feel that these two markets have a great runway for new home construction growth, thanks to a consistent increase in good paying jobs, favorable affordability and an excellent overall quality of life. We believe Austin and Albuquerque will fit nicely into our current geographic footprint and expect these markets to respond well to our more affordably priced, well designed new home offerings.”

Dividend Increase

The Company also announced that its board of directors has declared a quarterly cash dividend of fifty cents ($0.50) per share on the Company's common stock. This represents a 25% increase over the Company's previous quarterly dividend. The dividend will be paid on Wednesday, November 24, 2021 to shareholders of record on Wednesday, November 10, 2021.

Mr. Mizel said, "Given MDC's strong financial position and increased levels of profitability during the fiscal year, our board has decided to increase our quarterly dividend. Our industry leading dividend remains a priority as we look to return capital to our shareholders and deliver consistent shareholder returns over time."

2021 Third Quarter Highlights and Comparisons to 2020 Third Quarter

•Home sale revenues increased 26% to $1.26 billion from $1.00 billion
◦Unit deliveries up 13% to 2,419
◦Average selling price of deliveries up 12% to $519,900
•Homebuilding pretax income increased 62% to $165.2 million from $101.7 million
◦Gross margin from home sales increased 300 basis points to 23.5% from 20.5%
◦Selling, general and administrative expenses as a percentage of home sale revenues ("SG&A rate") improved by 80 basis points to 9.6%
◦Loss on debt retirement of $12.2 million in current quarter
•Net income of $146.0 million, or $1.99 per diluted share, up 48% from $98.9 million or $1.38 per diluted share*
◦Effective tax rate of 24.3% vs. 21.5%
•Dollar value of net new orders decreased 21% to $1.30 billion from $1.65 billion
◦Monthly sales absorption rate of 4.1 vs. 6.1 in prior period quarter
◦Second highest third quarter monthly sales absorption rate in the last 15 years
◦Average selling price of net orders up 16%
•Dollar value of ending backlog up 38% to $4.24 billion from $3.08 billion
◦Unit backlog increased 18% to 7,658
◦Average selling price of homes in backlog up 17%

* Per share amount for the 2020 third quarter has been adjusted for the 8% stock dividend declared and paid in the 2021 first quarter.

2021 Outlook and Other Selected Information1

•Projected home deliveries for the 2021 fourth quarter between 2,700 and 3,000
◦Average selling price for 2021 fourth quarter unit deliveries between $530,000 and $540,000
◦Gross margin from home sales for the 2021 fourth quarter between 23.5% and 24.0% (excluding impairments and warranty adjustments)
•Lots controlled of 36,666 at September 30, 2021, up 37% year-over-year
•Quarterly cash dividend of fifty cents ($0.50) per share declared on October 25, 2021, up 25% from the prior quarter and 35% from the prior year (after adjusting for 8% stock dividend in March 2021)
◦Consistent record of stable or increasing dividends for more than 25 years

1 See "Forward-Looking Statements" below.

About MDC
M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 220,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, Seattle, Portland, Boise, Nashville, Austin and Albuquerque. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended September 30, 2021, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:    Robert N. Martin
    Senior Vice President and Chief Financial Officer
    1-866-424-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(Dollars in thousands, except per share amounts)
Homebuilding:
Home sale revenues	$1,257,701	$1,000,549	$3,667,332	$2,584,392
Home cost of sales	(962,078)	(795,172)	(2,827,147)	(2,061,608)
Gross profit	295,623	205,377	840,185	522,784
Selling, general and administrative expenses	(120,116)	(103,632)	(363,970)	(285,269)
Loss on debt retirement	(12,150)	—	(12,150)	—
Interest and other income	3,149	756	4,984	3,365
Other expense	(1,354)	(851)	(2,881)	(4,640)
Homebuilding pretax income	165,152	101,650	466,168	236,240

Financial Services:
Revenues	43,104	36,803	121,445	91,653
Expenses	(16,377)	(13,294)	(47,922)	(36,401)
Other income (expense), net	813	859	2,855	(5,274)
Financial services pretax income	27,540	24,368	76,378	49,978

Income before income taxes	192,692	126,018	542,546	286,218
Provision for income taxes	(46,738)	(27,080)	(131,550)	(66,124)
Net income	$145,954	$98,938	$410,996	$220,094

Comprehensive income	$145,954	$98,938	$410,996	$220,094

Earnings per share:
Basic	$2.07	$1.42	$5.83	$3.21
Diluted	$1.99	$1.38	$5.62	$3.12

Weighted average common shares outstanding:
Basic	70,301,085	68,977,965	70,130,853	68,179,403
Diluted	72,800,011	71,090,903	72,770,432	70,167,443

Dividends declared per share	$0.40	$0.31	$1.17	$0.92

M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2021	December 31, 2020

	(Dollars in thousands, except per share amounts)
ASSETS
Homebuilding:
Cash and cash equivalents	$761,715	$411,362
Restricted cash	12,047	15,343
Trade and other receivables	125,556	72,466
Inventories:
Housing completed or under construction	1,948,211	1,486,587
Land and land under development	1,464,603	1,345,643
Total inventories	3,412,814	2,832,230
Property and equipment, net	61,590	61,880
Deferred tax asset, net	16,301	11,454
Prepaids and other assets	105,860	101,685
Total homebuilding assets	4,495,883	3,506,420
Financial Services:
Cash and cash equivalents	93,884	77,267
Mortgage loans held-for-sale, net	248,921	232,556
Other assets	35,716	48,677
Total financial services assets	378,521	358,500
Total Assets	$4,874,404	$3,864,920
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$154,376	$98,862
Accrued and other liabilities	334,712	300,735
Revolving credit facility	10,000	10,000
Senior notes, net	1,607,658	1,037,391
Total homebuilding liabilities	2,106,746	1,446,988
Financial Services:
Accounts payable and accrued liabilities	93,880	95,630
Mortgage repurchase facility	215,794	202,390
Total financial services liabilities	309,674	298,020
Total Liabilities	2,416,420	1,745,008
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 70,679,612 and 64,851,126 issued and outstanding at September 30, 2021 and December 31, 2020, respectively	707	649
Additional paid-in-capital	1,697,435	1,407,597
Retained earnings	759,842	711,666
Total Stockholders' Equity	2,457,984	2,119,912
Total Liabilities and Stockholders' Equity	$4,874,404	$3,864,920

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(Dollars in thousands)
Operating Activities:
Net income	$145,954	$98,938	$410,996	$220,094
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	7,965	8,608	26,832	18,536
Depreciation and amortization	7,752	7,354	23,930	18,881
Net loss on marketable equity securities	—	—	—	8,285
Gain on sale of other assets	(2,014)	—	(2,014)	—
Loss on debt retirement	12,150	—	12,150	—
Deferred income tax expense	(1,508)	6,531	(4,847)	8,493
Net changes in assets and liabilities:
Trade and other receivables	1,576	5,933	(55,529)	(17,512)
Mortgage loans held-for-sale, net	(62,835)	13,061	(16,365)	36,515
Housing completed or under construction	(75,407)	(153,440)	(461,105)	(387,269)
Land and land under development	(155,141)	13,792	(118,762)	108,710
Prepaids and other assets	5,224	(21,523)	9,919	(20,314)
Accounts payable and accrued liabilities	17,678	(5,516)	88,273	35,023
Net cash provided by (used in) operating activities	(98,606)	(26,262)	(86,522)	29,442

Investing Activities:
Purchases of marketable securities	—	—	—	(10,804)
Sales of marketable securities	—	—	—	59,266
Proceeds from sale of other assets	2,014	—	2,014	—
Purchases of property and equipment	(9,581)	(7,917)	(23,028)	(20,885)
Net cash provided by (used in) investing activities	(7,567)	(7,917)	(21,014)	27,577

Financing Activities:
Payments on mortgage repurchase facility, net	51,113	(11,233)	13,404	(18,755)
Payments on homebuilding line of credit, net	—	—	—	(5,000)
Repayment of senior notes	(136,394)	—	(136,394)	(250,000)
Proceeds from issuance of senior notes	346,937	—	694,662	298,050
Dividend payments	(28,276)	(21,374)	(83,189)	(63,056)
Payments of deferred financing costs	(901)	—	(1,720)	—
Issuance of shares under stock-based compensation programs, net	(19)	28,642	(15,553)	29,974
Net cash provided by (used in) financing activities	232,460	(3,965)	471,210	(8,787)

Net increase (decrease) in cash, cash equivalents and restricted cash	126,287	(38,144)	363,674	48,232
Cash, cash equivalents and restricted cash:
Beginning of period	741,359	560,588	503,972	474,212
End of period	$867,646	$522,444	$867,646	$522,444

M.D.C. HOLDINGS, INC.
Consolidated Statement of Cash Flows (Continued)
(Unaudited)

Reconciliation of cash, cash equivalents and restricted cash:
Homebuilding:
Cash and cash equivalents	$761,715	$432,277	$761,715	$432,277
Restricted cash	12,047	19,732	12,047	19,732
Financial Services:		-
Cash and cash equivalents	93,884	70,435	93,884	70,435
Total cash, cash equivalents and restricted cash	$867,646	$522,444	$867,646	$522,444

New Home Deliveries

	Three Months Ended September 30,
	2021			2020			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	1,376	$729,777	$530.4	1,135	$552,319	$486.6	21%	32%	9%
Mountain	666	379,041	569.1	677	347,095	512.7	(2)%	9%	11%
East	377	148,883	394.9	335	101,135	301.9	13%	47%	31%
Total	2,419	$1,257,701	$519.9	2,147	$1,000,549	$466.0	13%	26%	12%

	Nine Months Ended September 30,
	2021			2020			% Change
	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price	Homes	Home Sale Revenues	Average Price

	(Dollars in thousands)
West	4,324	$2,194,071	$507.4	3,023	$1,447,934	$479.0	43%	52%	6%
Mountain	1,989	1,104,391	555.2	1,720	886,619	515.5	16%	25%	8%
East	1,006	368,870	366.7	851	249,839	293.6	18%	48%	25%
Total	7,319	$3,667,332	$501.1	5,594	$2,584,392	$462.0	31%	42%	8%

Net New Orders

	Three Months Ended September 30,
	2021				2020				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	1,437	$783,072	$544.9	4.91	1,955	$932,111	$476.8	6.58	(26)%	(16)%	14%	(25)%
Mountain	505	323,018	639.6	2.99	1,051	542,375	516.1	5.70	(52)%	(40)%	24%	(48)%
East	457	199,985	437.6	3.67	509	176,896	347.5	5.39	(10)%	13%	26%	(32)%
Total	2,399	$1,306,075	$544.4	4.10	3,515	$1,651,382	$469.8	6.10	(32)%	(21)%	16%	(33)%

	Nine Months Ended September 30,
	2021				2020				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate

	(Dollars in thousands)
West	4,814	$2,613,279	$542.8	5.42	4,646	$2,265,557	$487.6	5.47	4%	15%	11%	(1)%
Mountain	2,222	1,375,442	619.0	4.35	2,502	1,309,176	523.3	4.39	(11)%	5%	18%	(1)%
East	1,286	558,716	434.5	3.91	1,156	393,913	340.8	4.23	11%	42%	27%	(8)%
Total	8,322	$4,547,437	$546.4	4.82	8,304	$3,968,646	$477.9	4.91	—%	15%	14%	(2)%
        *Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%	September 30,		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change
West	104	102	2%	98	99	(1)%	99	94	5%
Mountain	56	61	(8)%	56	62	(10)%	57	63	(10)%
East	43	31	39%	42	32	31%	37	30	23%
Total	203	194	5%	196	193	2%	193	187	3%

Backlog

	September 30,
	2021			2020			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price

	(Dollars in thousands)
West	4,200	$2,295,570	$546.6	3,646	$1,743,547	$478.2	15%	32%	14%
Mountain	2,251	$1,408,945	$625.9	1,993	$1,033,264	$518.4	13%	36%	21%
East	1,207	$537,983	$445.7	872	$298,965	$342.9	38%	80%	30%
Total	7,658	$4,242,498	$554.0	6,511	$3,075,776	$472.4	18%	38%	17%

Homes Completed or Under Construction (WIP lots)

	September 30,		%
	2021	2020	Change
Unsold:
Completed	21	74	(72)%
Under construction	345	129	167%
Total unsold started homes	366	203	80%
Sold homes under construction or completed	6,468	4,540	42%
Model homes under construction or completed	490	505	(3)%
Total homes completed or under construction	7,324	5,248	40%

Lots Owned and Optioned (including homes completed or under construction)

	September 30, 2021			September 30, 2020
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
West	14,209	5,811	20,020	10,140	3,280	13,420	49%
Mountain	6,258	4,236	10,494	6,217	2,708	8,925	18%
East	3,824	2,328	6,152	2,716	1,769	4,485	37%
Total	24,291	12,375	36,666	19,073	7,757	26,830	37%

Selling, General and Administrative Expenses

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change

	(Dollars in thousands)
General and administrative expenses	$59,935	$45,980	$13,955	$179,056	$131,488	$47,568
General and administrative expenses as a percentage of home sale revenues	4.8%	4.6%	20 bps	4.9%	5.1%	-20 bps
Marketing expenses	$25,660	$24,725	$935	$78,195	$68,828	$9,367
Marketing expenses as a percentage of home sale revenues	2.0%	2.5%	-50 bps	2.1%	2.7%	-60 bps
Commissions expenses	$34,521	$32,927	$1,594	$106,719	$84,953	$21,766
Commissions expenses as a percentage of home sale revenues	2.7%	3.3%	-60 bps	2.9%	3.3%	-40 bps
Total selling, general and administrative expenses	$120,116	$103,632	$16,484	$363,970	$285,269	$78,701
Total selling, general and administrative expenses as a percentage of home sale revenues	9.6%	10.4%	-80 bps	9.9%	11.0%	-110 bps

Capitalization of Interest

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(Dollars in thousands)
Homebuilding interest incurred	$19,108	$14,799	$53,849	$46,427
Less: Interest capitalized	(19,108)	(14,799)	(53,849)	(46,427)
Homebuilding interest expensed	$—	$—	$—	$—

Interest capitalized, beginning of period	$54,351	$56,929	$52,777	$55,310
Plus: Interest capitalized during period	19,108	14,799	53,849	46,427
Less: Previously capitalized interest included in home cost of sales	(16,024)	(16,511)	(49,191)	(46,520)
Interest capitalized, end of period	$57,435	$55,217	$57,435	$55,217